ITEM 77Q1

The Amended and Restated By-Laws for MFS Multimarket Income Trust Trust dated January 1, 2002 as revised January 15, 2004, are contained in Post-Effective Amendment No. 21 to the Registration Statement for MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange
Commission on January 27, 2004. Such document is incorporated herein by reference.